Ex. 33.1
(logo)CENLAR FSB
CENTRAL LOAN ADMINISTRATION & REPORTING

7 Graphics Drive, Suite 212 * Ewing, NJ 08628
609-883-3900 Ext. 3288 * Fax: 609-538-4006 * E-mail: gtornquist@cenlar.com

GREGORY S. TORNQUIST
President &. Chief Executive Officer


Management Assessment

The Board of Directors
Cenlar FSB:

Management of Cenlar FSB (the Company) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of residential mortgage loans (the Platform), except for servicing criteria 1122(d)(1)(iii) Backup Servicer, as of and for the year ended December 31, 2012. This criteria is not applicable to the Company because the Company does not perform activities with respect to the Platform relating to this criteria. With respect to servicing criteria 1122(d)(4)(xi) and 1122(d)(2)(vi), management has engaged various vendors to perform the activities required by these servicing criteria. The Company's management has determined that none of these vendors is considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Company's management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"). Management has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to each vendor. The Company's management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria. Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.

The Company's management has assessed the Company's compliance with the applicable servicing criteria as of and for the year ended December 31, 2012. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

Based on such assessment, management has concluded that, as of and for the year ended December 31, 2012, the Company has complied, in all material respects with the servicing criteria, except for the servicing criteria 1122 (d)(1)(iii) Backup Servicer, set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.


Mailing Address: Cenlar FSB * 425 Phillips Boulevard * Ewing. NJ 08618


(page)


Cenlar FSB
February 28, 2013
Page 2 of 2


KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31,2012.

/s/ Gregory S. Tornquist
Gregory S. Tornquist
President & Chief Executive Officer

/s/ Stephen W. Gozdan                            /s/ Jeanne M. Bader
Stephen W. Gozdan                                Jeanne M. Bader
Chief Financial Officer                          Director of Loan Administration

February 28, 2013


(page)


Appendix A
Securities Covered in Cenlar FSB's REG AB Attestation: Wells Fargo Bank, N.A.


Investor                                                         Security                        * Period
                                                                                                 Subserviced by
                                                                                                 Cenlar FSB
A54                    New York Mortgage Company                 NYMC 06-1                       1/1 to 12/31/12
H96                    UBS Real Estate Securities, Inc           MASTR 06-OA1                    1/1 to 12/31/12
D96                    UBS Real Estate Securities, Inc           MARM 06-OA2                     1/1 to 12/31/12
H83                    UBS Real Estate Securities, Inc           MARM 07-1                       1/1 to 12/31/12
J83                    UBS Real Estate Securities, Inc           MALT 07-1                       1/1 to 12/31/12
T83                    UBS Real Estate Securities, Inc           MAST 07-1                       1/1 to 12/31/12
U83                    UBS Real Estate Securities, Inc           MALT 07-HF1                     1/1 to 12/31/12
A83                    UBS Real Estate Securities, Inc           SMT 2007-1                      1/1 to 12/31/12
G52                    Opteum Financial Services, LLC            OMAC 06-1                       1/1 to 12/31/12
H52                    Opteum Financial Services, LLC            OMAC 06-2                       1/1 to 12/31/12
J52                    Opteum Financial Services, LLC            BAFC 2006-H                     1/1 to 12/31/12
K52                    Opteum Financial Services, LLC            CMLTI 06-FX1                    1/1 to 12/31/12
P52                    Opteum Financial Services, LLC            CMLTI 07-OPX1                   1/1 to 12/31/12
G43                    Thornburg Mortgage Home Loans             TMST 2007-3                     1/1 to 12/31/12
                       (RBS Financial)
WF3                    Lydian Bank/Wells Fargo                   GSR 2006 AR1                    1/1 to 12/31/12
WF4                    Lydian Bank/Wells Fargo                   GSR 2006 AR2                    1/1 to 12/31/12
S06/T06                Morgan Stanley Private Bank, NA           Sequoia Mortgage                1/1 to 12/31/12
                                                                 Trust 2007-2
S06/T06                Morgan Stanley Private Bank, NA           Sequoia Mortgage                1/1 to 12/31/12
                                                                 Trust 2007-3
S06/T06                Morgan Stanley Private Bank, NA           Sequoia Mortgage                1/1 to 12/31/12
                                                                 Trust 2007-4
N06                    Morgan Stanley Private Bank, NA           MSM 2007-15AR                   1/1 to 12/31/12
H06                    Redwood Trust, Inc.                       SEMT 2012-1                     1/1 to 12/31/12
K06                    Redwood Trust, Inc.                       SEMT 2012-2                     3/1 to 12/31/12
L06                    Redwood Trust, Inc.                       SEMT 2012-3                     6/1 to 12/31/12
Z06                    Redwood Trust, Inc.                       SEMT 2012-4                     9/1 to 12/31/12
Y06                    Redwood Trust, Inc.                       SEMT 2012-5                     10/1 to 12/31/12
RWO                    Redwood Trust, Inc.                       SEMT 2012-6                     11/1 to 12/31/12
